Exhibit 10.2

AMENDMENT 2009-2
to the
MARLIN BUSINESS SERVICES CORP.
2003 EQUITY COMPENSATION PLAN, AS AMENDED

WHEREAS, the Marlin Business Services Corp. (the “Corporation”) maintains the Marlin Business Services Corp. 2003 Equity Compensation Plan, as amended (the “Plan”), for the benefit of eligible employees of the Corporation and its subsidiaries, non-employee directors, consultants and advisors;

WHEREAS, since the adoption of the Plan, shares of the Corporation’s common stock, par value $0.01 per share, have been issued to eligible participants consistent with the terms and conditions of the Plan;

WHEREAS, a number of stock options granted under the Plan currently have an exercise price per share that exceeds the current fair market value of a share of common stock of the Corporation; and

WHEREAS, the Board of Directors of the Corporation desires to amend the Plan, subject to shareholder approval of the Company’s shareholders, to allow a one-time stock option exchange program for employees of the Corporation.

NOW, THEREFORE, in accordance with the foregoing, effective upon approval by the Corporation’s shareholders at the 2009 Annual Meeting, the Plan is hereby amended as follows:

1.  A new Section 19(f) is hereby added to the Plan to read in its entirety as follows:

“(f)  One-Time Option Exchange.  Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s shareholders at its 2009 Annual Meeting of shareholders, the Board may provide for, and the Company may implement, a one-time-only option exchange offer for the Company’s and its subsidiaries’ Employees, including Employees who are officers or members of the Board, pursuant to which certain outstanding Options to purchase shares of Company Stock could, at the election of the Grantee, be tendered to the Company for cancellation in exchange for the issuance of a new Option that will represent the ability to purchase, with a lower exercise price, a lesser number of shares of Company Stock as compared to the cancelled Options, provided that such one-time-only option exchange offer is commenced within six months following the date of such shareholder approval.”

2. In all respects not amended, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, to record the adoption of this Amendment 2009-2 to the Plan, the Corporation has caused the execution of this instrument on this 28th day of October, 2009.

Attest:                                                                                     MARLIN BUSINESS SERVICES CORP.

________________                                                           By: ______________________
Title: